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                                                               EXHIBIT 5.1

          [RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C. LETTERHEAD]

                                                             June 3, 1997

Hirsch International Corp.

200 Wireless Boulevard

Hauppauge, NY 11788

                      Re: Hirsch International Corp.

Gentlemen:

  We have acted as counsel to Hirsch International Corp., a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement (Registration No. 333-26539) (the "Registration Statement") on Form S-3 with respect to: (i) 1,853,946 shares (the "Common Shares") of Class A Common Stock, $.01 par value of the Company, 1,210,526 of which are to be issued and sold by the Company (the "Company's Common Shares") and 643,420 of which are to be sold by the Selling Stockholders (the "Selling Stockholders' Common Shares"), to a group of underwriters (the "Underwriters") represented by Robertson, Stephens & Company LLC, The Robinson-Humphrey Company, Inc. and Janney Montgomery Scott Inc.; and (ii) 278,092 shares of Class A Common Stock to be issued and sold by the Selling Stockholders upon exercise of an over-allotment option (the "Over-Allotment Shares") granted to the Underwriters by the Selling Stockholders. Unless otherwise defined herein, all capitalized terms used herein and not expressly defined shall have the meaning given to them in the Registration Statement.

  As counsel to the Company, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth.

  In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us.

  Based solely upon and subject to the foregoing, we are of the opinion that
(i) the Company's Common Shares have been duly and validly authorized and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable and (ii) the Selling Stockholders' Common Shares and Over-Allotment Shares have been duly and validly authorized and are duly and validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of said Registration Statement.

                                          Very truly yours,

                                          RUSKIN, MOSCOU, EVANS

                                          & FALTISCHEK, P.C.